EXHIBIT 5


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151




                                                        May 26, 2000


American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

         Re: American Tower Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the registration by American Tower Corporation, a Delaware corporation (the "Company"), of up to $1,000,000,000 in aggregate amount of one or more series of (i) debt securities of the Company (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value per share, of the Company (the "Preferred Shares"), (iii) depositary shares representing fractional interests in Preferred Shares ("Depositary Shares") evidenced by depositary receipts therefor ("Depositary Receipts"), (iv) shares of Class A common stock, $.01 par value per share, of the Company (the "Common Shares"), or
(v) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares (the "Warrants" and, together with the Debt Securities, Preferred Shares, Depositary Shares, and Common Shares, the "Registered Securities"), for offering by the Company from time to time, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as to be set forth in one or more final supplements to the Prospectus (each, a "Prospectus Supplement"), the following opinion is furnished to the Company to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about the date hereof. As used in this opinion, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto); the term "Convertible Registered Securities" means Registered Securities which are convertible into, exchangeable for or exercisable for other Registered Securities, and the term "Underlying Registered Securities" means any Registered Securities which are issuable upon conversion, exchange or exercise of Convertible Registered Securities.

         In connection with this opinion, we have examined and relied upon a copy of the Registration Statement to be filed with the Commission on or about the date hereof. We have also examined and relied upon originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other

American Tower Corporation
May 26, 2000
Page 2

documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

         We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the Registered Securities and any related indentures, agreements and instruments, except to the extent described in the Registration Statement and the form of preliminary prospectus contained therein, as originally filed, will be, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and By-Laws, as amended, and (ii) not in conflict with any contractual or other restrictions which are binding on the Company, and that, without limiting the generality of the foregoing, any agreements or instruments that are hereafter required to be filed as an exhibit to the Registration Statement will be properly filed by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder. We have also necessarily assumed in connection with such opinions with respect to any Common Shares or Preferred Shares or any Convertible Registered Securities as to which Common Shares or Preferred Shares are the related Underlying Registered Securities that, at the time of the issuance thereof, the Company will have a sufficient number of shares of authorized Common Shares or Preferred Shares, as the case may be, under the Restated Certificate that will be unissued and not otherwise reserved for issuance.

         To the extent that the obligations of the Company under each Indenture or any Warrant Agreement or Depositary Agreement (each as defined below) may be dependent upon such matters, we have assumed for purposes of this opinion that each Trustee, Warrant Agent and Depositary (each as defined below) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, and are duly qualified to engage in the activities contemplated by, and have the requisite organizational and legal power and authority to perform their respective obligations under, each Indenture, Warrant Agreement and Depositary Agreement to which they are parties, that each Trustee, Warrant Agent and Depositary will be in compliance, generally with respect to acting as a trustee or agent under each applicable Indenture, Warrant Agreement and Depositary Agreement, with all applicable laws and regulations, and that each Indenture and any Warrant Agreement and Depositary Agreement will be the valid and binding agreements of each party thereto (other than, in the case of an indenture in the form filed as Exhibit 4.1 or 4.2 to the Registration Statement when appropriately completed, the Company), enforceable against such parties in accordance with their respective terms.

         We express no opinion herein as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws

American Tower Corporation
May 26, 2000
Page 3

of the United States of America, and we express no opinion as to state securities or blue sky laws.

         The opinions set forth below are also subject to the following additional qualifications:

         (a) The  obligations,  rights and remedies of parties may be limited by
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

         (b) We express no opinion as to the enforceability of prospective waivers of rights to notice or a hearing, or other rights granted by constitution or statute, powers of attorney, provisions purporting to relieve parties of the consequences of their own or their agent's negligence or misconduct, provisions granting indemnity or rights of contribution (which may be limited or prohibited by federal or state securities laws or public policy), or provisions purporting to establish evidentiary standards.

         (c) The enforceability of any security, obligation or agreement may be limited by general principles of contract law which include (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into or a course of conduct between the parties indicates otherwise, (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange, (iii) the exercise of judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, and (iv) the possible right of the a party which has materially failed to render or offer performance required by a contract to cure that failure, unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it was important in the circumstance to the aggrieved party that performance occur by the date stated in such contract.

         (d) We express no opinion as to (i) whether a state or a federal court would give effect to the choice of law provided for in any security, obligation or agreement, (ii) the provisions of any agreement which purport to confer subject matter jurisdiction on any court, to consent to the jurisdiction of any court or to waive venue or inconvenient forum with respect to any court, (iii) any provisions of any security, obligation or agreement which purport to provide for a method of service of process which is inconsistent with applicable law or rules of the relevant court, (iv) any provision which purports to bind any party to agree to conclude an agreement at a future date, or (v) any provisions for the payment of any amount (other than stated interest rates or dividends) to the extent that a court may find that such payment constitutes a penalty.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof:

American Tower Corporation
May 26, 2000
Page 4

         1. Each series of Debt Securities will be validly issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act and the indentures filed as Exhibits 4.1 and
4.2  to  the  Registration  Statement,   including  any  necessary  supplemental
indenture, or any other indenture, including any necessary supplemental indenture thereto, filed as an exhibit to the Registration Statement, as the case may be (the applicable indenture, as so filed and supplemented, the "Indenture"), shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Indenture shall have been duly authorized, executed and delivered by the Company and a trustee named thereunder (the "Trustee"), (ii) a Prospectus Supplement with respect to such Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Debt Resolutions") authorizing the issuance and sale of such Debt Securities as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, (iv) such series of Debt Securities shall have been (A) duly executed by the Company and authenticated by the Trustee as provided in the Indenture and the Final Debt Resolutions and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Indenture and the Final Debt Resolutions. If such Debt Securities are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Debt Securities, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         2. Each series of Preferred Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Preferred Shares shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Preferred Shares Resolutions") authorizing the issuance and sale of such Preferred Shares as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (iv) a Certificate of Designation setting forth the terms of such series of Preferred Shares, including establishing a sufficient quantity thereof and setting forth the preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, consistent with the Final Preferred Shares Resolutions, shall have been duly executed and filed with and accepted for record by the Secretary of the State of the State of Delaware, and (v) certificates evidencing such Preferred Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value, if any, thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Preferred Shares Resolutions. If such Preferred Shares are Underlying Registered Securities, the opinions set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Preferred Shares, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully

American Tower Corporation
May 26, 2000
Page 5

paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         3. The Depositary Shares will be validly issued, fully paid and non-assessable by the Company and the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Depositary Agreement, when (i) the conditions set forth in paragraph 2 above with respect to the related Preferred Shares are met, (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Depositary Shares Resolutions") approving one or more depositary agreements, including a form of Depositary Receipt set forth therein or related thereto (each, a "Depositary Agreement"), relating to such Depositary Shares, between the Company and a financial institution identified therein as depositary (each, a "Depositary"), (iii) the applicable Depositary Agreement shall have been duly executed and delivered by the Company and the Depositary, (iv) the related Preferred Shares shall have been duly deposited with the Depositary under the Depositary Agreement and (v) the applicable Depositary Receipts shall have been duly executed by the Depositary as provided in the applicable Depositary Agreement and the Final Depositary Shares Resolutions and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable
Prospectus Supplement, the applicable Depositary Agreement and the Final Depositary Shares Resolutions.

         4. The Common Shares will be validly issued, fully paid and non-assessable by the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Common Shares shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Common Shares Resolutions") authorizing the issuance and sale of such Common Shares as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (iv) certificates evidencing such Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (and in any event an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Final Common Shares Resolutions. If such Common Shares are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Common Shares, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         5. The Warrants will be duly authorized and validly issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Warrants shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions (the "Final Warrant Resolutions") authorizing the issuance and sale of such Warrants as contemplated

American Tower Corporation
May 26, 2000
Page 6

by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and approving one or more warrant agreements, including a form of warrant set forth therein or related thereto (each, a "Warrant Agreement"), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent"), (iv) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and (v) such Warrants shall have been duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the Final Warrant Resolutions and registered and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Warrant Agreement and the Final Warrant Resolutions. If such Warrants are Underlying Registered Securities, the opinion set forth in this paragraph is subject to the further condition that the Convertible Registered Securities relating to such Warrants, at the time of the issuance thereof and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the Company or are validly issued and binding obligations of the Company, as applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,


                                             /s/ SULLIVAN & WORCESTER LLP
                                             SULLIVAN & WORCESTER LLP